Exhibit 4.1

INCORPORATED UNDER THE LAWS OF
SPECIMEN CERTIFICATE
Stock Certificate Number
Number of Shares
ACC HOLDINGS, INC.
COMMON STOCK
THIS CERTIFIES THAT
is the owner of Shares of the Capital Stock of
AAC HOLDINGS, INC.
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate property endorsed.
In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duty authorized officers and its Corporate Seal to be hereunto affixed this day of A.D.
PRESIDENT SECRETARY
SHARES $0.001 par value EACH
ILLEGIBLE 196

THE SECURITIES REPRESENTED HEREBY HAVE BEEN
ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH
SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED
IN THE ABSENCE OF SUCH REGISTRATION OR VALID
EXEMPTION FROM THE REGISTRATION AND
PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
CERTIFICATE FOR
SHARES
of the
Capital Stock
AAC HOLDINGS, INC.
ISSUED TO
DATE
For Value Received, hereby sell, assign, and transfer
unto
Shares
of the Capital Stock represented by the within
Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Stock on the books of the within named
Corporation with full power of substitution in the premises.
Dated ,20
In presence of
NOTICE. THE SIGNATURE OF THIS ASSIGNMENT
MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.